Exhibit 10.7

THIRD AMENDED AND RESTATED
GUARANTY OF PAYMENT AND PERFORMANCE
(the “Guaranty”)

Dated Effective as of September 1, 2007

1.	FOR VALUE RECEIVED, and in order to induce FIFTH THIRD BANK, a Michigan banking corporation with its office and principal place of business at 250 West Main Street, Suite 100, Lexington, Kentucky 40507 (the “Bank”), to make the two (2) loans to MEDPRO SAFETY PRODUCTS, INC., a Delaware corporation successor by merger to VACUMATE, LLC, a Kentucky limited liability company (the “Borrower”) evidenced by (a) that certain Third Amended and Restated Revolving Promissory Note made by Borrower payable to Bank dated effective as of the date hereof in face principal amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) (the “Revolving Note”) and (b) that certain Amended and Restated Term Promissory Note made by Borrower payable to Bank dated effective as of the date hereof in original principal amount of Five Million and No/100 Dollars ($5,000,000.00) (the “Term Note”, and collectively with the Revolving Note, the “Notes”), the undersigned, WILLIAM CRAIG TURNER (the “Guarantor”) does hereby personally, unconditionally absolutely and irrevocably guarantee to the holder of the Notes the due and punctual payment (whether at maturity by acceleration or otherwise) of all installments of principal and interest now or in the future due under either Note and any other sums due to Bank under the Loan Agreement dated as of August 7, 2006, between Borrower, Guarantor and Bank, as amended by the First Amendment thereto dated effective as of March 19, 2007, as amended by the Second Amendment thereto dated effective as of June 11, 1007 and as amended by the Third Amendment thereto dated effective as of the date hereof (as amended, the “Loan Agreement”), and the other “Loan Documents” under the Loan Agreement, including without limitation any and all renewals, extensions or refinancings thereof, whether now outstanding or hereafter advanced, and all amendments, restatements and replacements thereof or any other documents evidencing or securing any liabilities, obligations or indebtedness owed by Borrower to Bank, and any and all sums due to Bank from Borrower for reimbursement of any advances made by Bank under the Loan Documents, as and when the same shall be due and payable thereunder in accordance with their respective terms, and whether the same be declared due by the holder of the Notes prior to their stated maturity dates by virtue of default thereunder or under the Loan Documents, and the full and timely performance and observance of all representations, warranties, obligations, covenants and agreements of Borrower contained in the Loan Documents, and all amendments, restatements and replacements thereof (herein collectively the “Obligations”). (All references herein to the “Loan Documents” shall include the Loan Agreement).

2.	The Guarantor consents and agrees that the whole or any part of the security now or hereafter held for the obligations may be exchanged, compromised, surrendered or released from time to time; that the time or place of payment of the Obligations or of any security therefor may be exchanged or extended, in whole or in part; that Borrower may be extended further loans and be granted indulgences generally; that any of the provisions of the Obligations, the Loan Agreement or of any instrument securing or pertaining to the security for the same, including, but not limited to, the other Loan Documents may be modified or waived (either expressly or through tacit acquiescence); that any party liable for the payment of the Obligations may be granted indulgences or released; that neither the death, insolvency, bankruptcy, dissolution, nor disability of the Borrower or of the Guarantor shall affect the obligations hereunder of the Guarantor; that no claim need be asserted against the personal representatives, guardian, trustee in bankruptcy or receiver of any deceased, incompetent, bankrupt or insolvent Borrower or guarantor; that any deposit balance to the credit of Borrower, Guarantor or any other party liable for payment of the Obligations or liable upon any security therefore may be released from time to time in whole or in part, at, before or after the sated, extended or accelerated maturity date of the Obligations; and that the undersigned Guarantor shall remain bound hereunder, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, waiver, indulgence, release or other action, all of which may be affected without to or further assent or agreement by Guarantor.

3.	The Guarantor expressly waives:

(a)	Notice of acceptance of this Guaranty; (b) Presentment and demand for payment of the Obligations;
(c)	Protest and notice of protest, dishonor or default to Guarantor or to any other party with respect to the Obligations or any security for the Obligations;
(d)	All other notices to which Guarantor may otherwise be entitled, except as otherwise specifically provided in the Loan Documents with respect to events of default;
(e)	Demand for payment under this Guaranty; (f) Notice of disposition of any security for the Obligations;
(g)	All rights of indemnity, exoneration, reimbursement, contribution and/or subrogation of Guarantor against Borrower; and
(h)	All suretyship and guarantor defenses generally.

4.	This is a guaranty of payment as to monetary obligations and not of collection. The liability of Guarantor under this Guaranty shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against Borrower or any other guarantor or other person nor against the security or liens available to holder for the payment of the Obligations. The Guarantor waives any claim to marshaling of assets and waives any right to require that an action be brought against Borrower or any other person prior to action against the Guarantor hereunder and waive any right to require that resort be had to any security for the Obligations against the Guarantor hereunder. If the Obligations are partially paid through the election of the holder thereof to pursue any of the remedies mentioned in this literary paragraph or if the Obligations are otherwise partially paid, Guarantor shall remain personally liable for the entire unpaid principal balance of, and all accrued interest on, the Obligations.

5.	The Obligations shall constitute the primary independent and continuing obligation of the Guarantor, who shall be liable for payment of the debt evidenced by the Obligations, notwithstanding the partial or total invalidity of the Obligations and/or the Loan Documents and/or any or all of the security for the Obligations. The liability of the Guarantor hereunder and in connection with herewith shall not in any way be diminished, released, voided or adversely affected as a result of Bank not requiring the Loan Documents to be executed or properly perfected and filed or as a result of any other defect in the lien or security interest of Bank on any or all of the collateral for the Obligations, even if through the fault or negligence of Bank. Guarantor acknowledges that Bank may perfects its security interest and/or lien on some, but not all, of the collateral described in the Loan Documents and may or may not, at its sole option, require the Loan Documents to be executed and delivered.

6.	The obligations of the Guarantor under this Guaranty shall not be subject to any counterclaim, set off, deduction or defense based upon any claim Guarantor may have against Borrower or Bank, and the obligations of Guarantor under this Guaranty shall remain in full force and effect, without regard to, and shall not be released, discharged or in any way modified or affected by, any circumstance or condition (whether or not Guarantor shall have any knowledge or notice thereof), including, but not limited to, any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to Borrower or its properties or its creditors, or any action taken by any trustee or receiver or by any court in any such proceeding.

7.	In the event of any default by Borrower under the Obligations and/or the Loan Documents, Guarantor will pay, to the extent allowable by law to Bank such further amount as shall be sufficient to reimburse fully Bank for all of its costs and expenses of enforcing its rights and remedies under the Obligations, this Guaranty, the Loan Agreement and the other Loan Documents, including, without limitation, Bank’s reasonable attorney fees and court costs, and all of same shall be evidenced by the Obligations and this Guaranty.

8.	This Guaranty shall be construed in accordance with and governed by the laws of the Commonwealth of Kentucky without reference to its principles of conflicts of laws.

9.	GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS HE MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF BANK, BORROWER OR GUARANTOR. GUARANTOR ACKNOWLEDGES AND AGREES THAT HE HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK.

10.	The Guarantor agrees that the sole proper venue for the determination of any litigation commenced by either Guarantor or Bank on any basis shall be in a court of competent jurisdiction which is located in Fayette County, Kentucky, and the parties hereby expressly declare that any other venue shall be improper and Guarantor expressly waives any right to a determination of any such litigation against Guarantor by a court in any other venue. Guarantor further agrees that service of process by any judicial officer or by registered or certified U.S. mail shall establish personal jurisdiction over Guarantor, and Guarantor waives any rights under the laws of any state to object to jurisdiction within the Commonwealth of Kentucky. The aforesaid means of obtaining personal jurisdiction and perfecting service of process are not intended to be exclusive, but are cumulative and in addition to all other means of obtaining personal jurisdiction and perfecting service of process now or hereafter provided by the laws of the Commonwealth of Kentucky or by any other state in an action brought by Bank in such state. Provided, however, nothing herein shall in any way be deemed to limit the ability of Bank to serve any writs, process or summons in any other manner permitted by applicable law or to obtain jurisdiction over Guarantor in such other jurisdictions and in such manner as may be permitted by applicable law.

11.	The Guarantor does hereby agree and acknowledge that the maximum liability of the Guarantor for sums due under the Obligations shall be Six Million Five Hundred Thousand and No/100 Dollars ($6,500,000.00), plus interest accruing on said amounts, plus fees, charges and costs of collecting the Obligations (including reasonable attorneys fees).

12.	This Guaranty shall terminate on August 1, 2012. Provided, however, the Guarantor acknowledges and agrees that such termination shall not affect his liability with respect to: (a) obligations created or incurred prior to such date (which specifically includes the Obligations), or (b) extensions or renewals of, interest accruing on, or fees, costs or expenses incurred with respect to such obligations (which specifically includes the Obligations), on or after such date.

13.	If any payment made on the Obligations shall be required to be repaid or refunded by Bank as a result of any bankruptcy or insolvency of Borrower or of Guarantor or by virtue of any claim of preference, invalidity, unenforceability or right of rescission, Guarantor hereby acknowledges and agrees that Guarantor shall remain liable for the amount of such payment refunded, to the extent provided herein, as if such payment had never been made by Borrower or by Guarantor to Bank.

14.	This Guaranty shall remain fully enforceable irrespective of any claim, defense or counterclaim which Borrower may or could assert as to the Obligations, including, but not limited, failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, fraud, bankruptcy, and usury, all of which Guarantor hereby waives along with any standing by Guarantor to assert any said claim, defense or counterclaim.

15.	The Guarantor has, to his satisfaction, independently investigated: (a) Borrower’s credit history; (b) Borrower’s payment history with Bank; (c) Borrower’s past, current and projected financial condition; and (d) the sufficiency of any collateral supporting Borrower’s obligations under the Obligations and the Loan Documents. Guarantor represents and warrants that he has relied exclusively on his own independent investigation of Borrower and the collateral for his decision to guarantee the Obligations. The Guarantor agrees that he has sufficient knowledge of Borrower and the collateral to make an informed decision about this Guaranty, and that Bank has no duty or obligation to disclose any information in its possession or control about Borrower and the collateral to Guarantor.

16.	In the event that any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

17.	The provisions of this Guaranty shall be binding upon the Guarantor and his heirs, successors, legal representatives and assigns and shall inure to the benefit of the holder of the Obligations, and its successors, endorsees and assigns.

[Signature Page Follows]

        IN WITNESS WHEREOF, the Guarantor has executed this Guaranty to be effective as of the date and year first above written.

/s/ William Craig Turner
WILLIAM CRAIG TURNER

STATE OF	KY
COUNTY OF	Fayette

        The foregoing instrument was acknowledged before me this 19 day of September, 2007, by William Craig Turner, as Guarantor.

/s/ [Signature Illegible]
NOTARY PUBLIC My commission expires: 3/31/08

[SEAL]